Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of IPC Alternative Real Estate Income Trust, Inc. of our report dated March 20, 2024 relating to the financial statements of IPC Alternative Real Estate Income Trust, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 20, 2024